Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227148
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.10 par value	11,706,270	$(2)	$(2)	$(2)
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of Omega Healthcare Investors, Inc.’s outstanding shares of common stock.

(2)
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with such unsold securities.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 11,706,270 unsold shares of common stock previously registered on Registration Statement No. 333-215424 dated January 4, 2017 (the “Prior Registration Statement”). In connection with the registration of the unsold shares of common stock on the Prior Registration Statement, we paid registration fees of  $61,719.65, which will continue to be applied to such unsold securities.

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 31, 2018)
Dividend Reinvestment and Common Stock Purchase Plan
Omega Healthcare Investors, Inc. is offering shares of its common stock through its Dividend Reinvestment and Common Stock Purchase Plan, which we refer to as the Plan. Please read this prospectus supplement carefully, and keep it and any future investment statements for your reference. If you have any questions about the Plan, please contact Computershare Trust Company, N.A., the Plan Administrator, toll free at 1-800-368-5948 or go to www.computershare.com/investor.
The Plan has two components: a dividend reinvestment component and a direct share purchase component. The dividend reinvestment component provides our stockholders with an easy and economical way to designate all or any portion of the cash distributions, which we also refer to as dividends, on our shares of common stock, par value $0.10 per share, for reinvestment in additional common shares. The direct share purchase component permits our existing stockholders and new investors to purchase our common shares in an economical and convenient manner.
This prospectus supplement relates to an aggregate of 11,706,270 common shares to be offered for purchase under the Plan. Our common shares are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “OHI.” The closing price of our common stock as reported by the NYSE on December 31, 2019, was $42.35 per share.
With respect to the Plan, you can:
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enroll in the Plan even if you are not a current Omega stockholder;

•
purchase shares through the Plan without paying brokerage commissions on newly issued shares;

•
automatically reinvest all or any portion of your cash dividends in additional common shares at a discount ranging from 0% to 3%, as determined at our discretion;

•
as a new investor, make an initial purchase of up to $10,000 of our common shares, with a minimum initial investment of  $250;

•
as an existing Plan participant, purchase up to $10,000 of our common shares per month, with a minimum investment of  $50 per month;

•
purchase in excess of  $10,000 of our common shares, subject to our approval, at a discount ranging from 0% to 3%, as determined at our discretion;

•
authorize recurring automatic monthly investments, or one-time online bank debit, in our common shares; and

•
own and transfer your shares without holding or delivering physical certificates.

To ensure that we continue to qualify as a real estate investment trust, which we refer to as a REIT, for federal income tax purposes, no stockholder may own more than 9.8% (in value or number) of the outstanding shares of any class or series of our common shares or preferred shares.
Investing in our common stock involves risks. See the “Risk Factors” section on page S-4 of this prospectus supplement. Before buying our securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, which we refer to as the SEC, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”
Neither the SEC nor any state securities commission has approved or disapproved of the securities described in this prospectus supplement or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 2, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may offer and sell common stock, preferred stock, warrants or units, or any combination thereof, from time to time, in one or more offerings.
You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described under “Where You Can Find More Information” in making your investment decision.
Unless otherwise indicated or required by the context, the terms “we,” “our,” “us,” “Omega” and the “company” refer to Omega Healthcare Investors, Inc. and all of its subsidiaries that are consolidated under Generally Accepted Accounting Principles, which we refer to as GAAP. Unless otherwise indicated, references to aggregate principal amount of debt or borrowings do not include fair value adjustments under GAAP.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary contains basic information about our company and the Dividend Reinvestment and Common Stock Purchase Plan. This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in our common stock. For a more complete understanding of our company and this offering you should read this entire prospectus supplement and the accompanying prospectus, together with the additional information under “Where You Can Find More Information.”
Our Company
We are a self-administered real estate investment trust investing in income producing healthcare facilities, principally long-term care facilities located in the United States and the United Kingdom, which we refer to as the U.K. We provide financing or capital to qualified operators of skilled nursing facilities, which we refer to as SNFs, assisted living facilities, which we refer to as ALFs, and to a lesser extent, independent living facilities and rehabilitation and acute care facilities, which we refer to as specialty facilities and medical office buildings. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods. From time to time we may refinance our existing indebtedness, including through the issuance of new debt securities.
As of September 30, 2019, our portfolio of real estate investments consisted of 936 healthcare facilities located in 40 states and the U.K. and operated by 73 third-party operators. Our investment in these facilities, net of impairments and allowances, totaled approximately $9.1 billion at September 30, 2019, with approximately 97% of our real estate investments related to long-term care facilities. Our portfolio is made up of 736 SNFs, 114 ALFs, 28 specialty facilities, two medical office buildings, fixed rate mortgages on 46 SNFs, two ALFs and four specialty facilities, and four facilities that are closed/held for sale. At September 30, 2019, we also held other investments of approximately $402.2 million, consisting primarily of secured loans to third-party operators of our facilities and $96.8 million of investments in two unconsolidated joint ventures.
We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, an operating partnership that is a subsidiary of Omega Healthcare Investors, Inc., which we refer to as the Operating Partnership. Omega Healthcare Investors, Inc. is the general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of September 30, 2019, we owned approximately 97% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 3% of the units.
Corporate Information
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive office is located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”
The Plan
The following summary of our Plan highlights selected information about the Plan, but may not contain all of the information that may be important to you. You should carefully read the entire text of the Plan, set forth in this prospectus supplement before you decide to participate in the Plan.
Purpose of the Plan
The purpose of the Plan is to provide our existing stockholders and new investors with a convenient and economical method of purchasing shares of common stock and/or investing all or a portion of their cash dividends in additional shares of common stock.

The plan also provides us with a means of raising additional capital if we elect to directly sell newly issued shares of common stock.
Dividend Investment Options
Full Dividend Reinvestment.   You may elect to reinvest all of your cash dividends by designating your election on your Enrollment Form. Dividends paid on all shares registered in your name in share certificate form and/or credited to your account will be reinvested under the Plan in additional common shares. Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends.
Partial Dividends Paid in Cash.   You may elect to receive part of your dividends in cash by designating your election on your Enrollment Form. If you elect partial dividend reinvestment, you must specify the number of whole shares for which you want to receive cash dividends. Dividends paid on all other shares registered in your name in share certificate form and/or credited to your account will be reinvested under the Plan in additional common shares.
All Dividends Paid in Cash (No Dividend Reinvestment).   You may elect to receive all of your dividends in cash by designating your election on your Enrollment Form. Dividends paid on all shares registered in your name in certificate form and/or credited to your account will be paid in cash. Dividends paid in cash will be sent to you by check or by direct deposit (as you may elect) in the manner in which such dividends are sent to stockholders of the Company.
You may change your investment options at any time by contacting the Plan Administrator or by requesting a new Enrollment Form from the Plan Administrator, completing it, and returning it to the agent.
Optional Cash Purchases
If you are an existing Plan participant, optional cash purchases are subject to a minimum of  $50 and a maximum of  $10,000 per calendar month. If you are a new investor, initial optional cash purchases are subject to a minimum of  $250 and a maximum of  $10,000 per calendar month. Optional cash purchases in excess of  $10,000 may be made only with our prior approval.
Source of Purchase of Shares
Shares of common stock purchased through the Plan with dividend reinvestments or optional cash purchases will be supplied directly by us in the form of newly issued shares or treasury shares, from parties other than us through open market transactions, or using a combination of direct purchases and open market transactions, in each case at our sole discretion.
Purchase Dates
A Purchase Date is the date or dates on which the Plan Administrator purchases common shares for the Plan.
Dividend Reinvestment:   The Purchase Date will be (i) if shares are acquired directly from us, the dividend payment date authorized by our board of directors or (ii) in the case of open market purchases, the same as if the shares were acquired directly from us.
Initial and Option Cash Investments up to and including $10,000.   The Purchase Dates for initial and option cash investments up to and including $10,000 are discussed in Question 15.
Initial and Option Cash Investments in Excess of  $10,000.   The Purchase Dates for option cash purchases in excess of  $10,000 per month are discussed in Question 13.
No Interest Pending Investment
No interest will be paid on payments received and held pending investment by the Plan Administrator.

Discounts
You may reinvest your cash dividends in additional common shares at a discount ranging from 0% to 3%, as determined at our discretion. Optional cash purchases in excess of  $10,000 of our common shares, if approved by us, may be subject to a discount ranging from 0% to 3%, as determined at our discretion. Discounts may vary and are subject to change.
Plan Administrator and Who to Contact with Questions
If you have questions about the Plan, please call the Plan Administrator, Computershare Trust Company, N.A., toll free at 1-800-368-5948. You can also obtain important information about the Plan by going to the Plan Administrator’s website at www.computershare.com/investor.

RISK FACTORS
Investing in our common shares involves risk. See Questions 35 and 36 beginning on page S-23 of this prospectus supplement. Before choosing to participate in the Plan and acquiring any of our common shares offered pursuant to this prospectus supplement, you should carefully consider the risks of an investment in the Company set forth under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and updated in our Quarterly Reports on Form 10-Q, which reports are incorporated herein by reference. In the future, you should also carefully consider the disclosures relating to the risks of an investment in the Company contained in the reports or documents we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which reports and documents will deemed to be incorporated by reference into this prospectus upon their filing. See “Incorporation of Certain Information by Reference” and “Cautionary Disclosure Regarding Forward-Looking Statements.”
The risks and uncertainties described in the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties of which we are presently unaware or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in the documents incorporated by reference herein actually occur, our business, financial condition and results of operation could be materially and adversely affected. If this were to happen, the value of our common shares could decline significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements other than statements of historical facts included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof or variations thereon or similar terminology. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements included or incorporated in this prospectus supplement or the accompanying prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus supplement. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
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those items discussed under “Supplemental risk factors” herein and under “Risk factors” in Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented from time-to-time in Part II, Item 1A to our Quarterly Reports on Form 10-Q;

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uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

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the ability of any of our operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

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our ability to re-lease, otherwise transition, or sell underperforming assets or assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets;

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the availability and cost of capital to us;

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changes in our credit ratings and the ratings of our debt securities;

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competition in the financing of healthcare facilities;

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regulatory and other changes in the healthcare sector;

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changes in the financial position of our operators;

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the effect of economic and market conditions generally and, particularly, in the healthcare industry;

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changes in interest rates;

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the amount and yield of any additional investments;

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changes in tax laws and regulations affecting REITs;

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the potential impact of changes in the skilled nursing facility and assisted living facility markets or local real estate conditions on our ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; and

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our ability to maintain our status as a REIT.

The risks set forth above are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the SEC, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

INFORMATION ABOUT THE PLAN
The following questions and answers describe the terms of our Dividend Reinvestment and Common Stock Purchase Plan and explain how the Plan operates. We sometimes refer to our current stockholders and new investors who participate in the Plan as participants.
1.
What is the purpose of the Plan?

The Plan is a convenient and economical means for existing and new investors to invest in our common shares. Participants in the Plan may (a) elect to have all or any portion of their cash dividends automatically reinvested in our common shares and (b) make optional cash investments in our common shares.
The primary purpose of the Plan is to provide our long-term investors with an ability to increase their investment in our common shares. We may also use the Plan to raise additional capital through the direct sale of our common shares to existing or new investors.
The Plan is administered by Computershare Trust Company, N.A., which we refer to as Computershare or the Plan Administrator. Participation in the Plan is voluntary, and we give no advice regarding your decision to participate in the Plan. However, if you decide to participate, you may join the Plan through the Plan Administrator’s website at www.computershare.com/investor, or by completing and signing an Enrollment Form and returning it to the Plan Administrator at the address provided below (see Question 8).
2.
What options are available under the Plan?

If you are an existing stockholder and elect to participate in the Plan, you may elect to have cash dividends on all or any portion of our common shares held by you automatically reinvested in additional common shares. We may, at our sole discretion, establish a discount ranging from 0% to 3% with respect to shares purchased with reinvested dividends.
If you are a new investor, you may make an initial investment through the Plan, subject to a minimum investment of  $250 and a maximum investment of  $10,000. As a participant in the Plan, you may also make optional cash investments through the Plan, subject to a minimum investment of  $50 per month and a maximum investment of  $10,000 per month. We will not establish a discount with respect to such optional cash purchases.
We may permit an initial investment and optional cash investments in amounts greater than $10,000, at our sole discretion pursuant to a Request for Waiver as described in Question 13, and may establish a discount ranging from 0% to 3% with respect to such optional cash purchases.
3.
What are the benefits and disadvantages of the Plan?

Following are certain of the benefits of participating in the Plan.
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You may automatically reinvest cash dividends on all or a portion of your holdings of our common shares in additional common shares.

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You may also invest in common shares by making cash investments, subject to a minimum and maximum amount. You may make cash purchases at a minimum of  $250 (initial) and $50 (monthly), and up to a maximum amount of  $10,000 by check, one-time online bank debit or electronic transfer from a pre-designated U.S. bank account. You may make cash investments occasionally or at regular intervals. You may make cash investments even if you do not elect to participate in the Plan’s dividend reinvestment option. You may make cash purchases whether you currently own common shares or are a new investor.

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You may make cash purchases in excess of the maximum amount of  $10,000 upon our grant of a Request for Waiver, at our sole discretion (see Question 13).

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The purchase price for newly issued common shares purchased directly from us either through dividend reinvestment or optional cash purchases granted following a Request for Waiver may be issued at a discount from the market price ranging from 0% to 3%.

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Common shares purchased directly from us under the Plan will be issued without any per share fees, which include any applicable brokerage commissions that the Plan Administrator is required to pay; however, shares not purchased by the Plan Administrator directly from us are subject to per share fees. See Question 9.

•
Your funds are subject to full investment under the Plan because your account will be credited with the purchase of whole shares, as well as fractional shares rounded to six decimal places. Dividends will be paid not only on whole shares but also proportionately on fractional shares held in your account. Dividends paid on all such shares, including fractional shares, will be used to purchase additional common shares, unless you specify otherwise.

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You may direct the Plan Administrator to transfer, at any time at no cost to you, all or a portion of your shares in the Plan to a Plan account for another person as long as you meet all of the transfer requirements set forth in Question 24.

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The Plan offers a “share safekeeping” service that allows you to deposit your common share certificates, if certificated, with the Plan Administrator at no cost (see Question 22). Your ownership of common shares purchased under the Plan will be maintained on the Plan Administrator’s records in uncertificated form as part of your Plan account.

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You will receive periodic statements reflecting all current activity in your Plan accounts, including purchases, sales and latest balances, to simplify your record keeping.

Following are certain of the disadvantages of participating in the Plan.
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Your investment in our common shares purchased under the Plan is not different from any investment in our common shares that you purchase outside of the Plan. We cannot assure you of a profit or protect against a loss on shares purchased. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the Plan.

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If you reinvest dividends under the Plan, you will be treated for federal income tax purposes as having received a dividend on the related date of purchase of common shares under the Plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 33.

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You will have limited control over the specific timing of purchases and sales (except for day limit order sales and good-til-canceled (GTC) order sales) of common shares under the Plan. Because the Plan Administrator must receive funds for a cash purchase prior to the actual purchase date of the common shares, your investments may be exposed to changes in market conditions.

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We may, in our sole discretion, without prior notice, change our determination as to whether common shares will be purchased by the Plan Administrator directly from us or through open market or privately negotiated purchases.

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No interest will be paid on funds that the Plan Administrator holds pending investment or that may ultimately be returned to you.

•
The composite volume weighted average price as calculated by Bloomberg at the close of trading on the purchase date, which we refer to as the VWAP, will be the purchase price for common shares purchased under the Plan and may exceed the price of acquiring common shares on the open market at any given time on the actual purchase date.

4.
Who is eligible to participate in the Plan?

The Plan is open to all U.S. residents. We reserve the right to terminate the participation of any stockholder.
5.
Can non-U.S. citizens participate in the Plan?

Yes. If you are not a U.S. citizen, you can participate in the Plan, provided there are no domestic or foreign laws or governmental regulations that would prohibit you from participating or domestic or foreign laws or governmental regulations that would affect the terms of the Plan.

6.
May I participate in the Plan if my shares are registered in “street” name?

If your common shares are registered in the name of a broker or nominee (“street name”), you must either have common shares transferred to your own name to participate in the Plan or you can make arrangements with your broker to participate on your behalf if such services are offered by your broker. You may follow the procedures described below for making your initial purchases of our stock through the Plan.
7.
How do I participate in the Plan?

You may enroll in the Plan at any time.
If you are already a stockholder of record, you may enroll in the Plan through the Plan Administrator’s website at www.computershare.com/investor, or by completing and signing an Enrollment Form and returning it to the Plan Administrator, which can be obtained by calling the Plan Administrator at 1-800-368-5948 (toll free). The form must then be mailed to the Plan Administrator at the address provided below (see Question 8).
If you are not an existing stockholder of record, you may enroll in the Plan in either of the following ways:
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Visiting the Plan Administrator’s website at www.computershare.com/investor, and following the instructions provided for opening a Plan account online. You will be asked to complete an Online Enrollment Form and to submit an initial optional cash purchase between $250 and $10,000. To make an initial investment you may authorize a one-time online bank debit from your U.S. bank account or you may authorize a minimum of five (5) consecutive recurring monthly automatic deductions of at least $50 each from your U.S. bank account.

•
Completing and signing an Enrollment Form and submitting an initial investment in the amount between $250 and $10,000. To make an initial investment in this manner, you may enclose a check, payable in U.S. funds and drawn against a U.S. bank, to “Computershare,” or you may complete a direct debit authorization form and authorize a minimum of five consecutive recurring monthly automatic deductions of at least $50 each from your U.S. bank account and follow the instructions provided. Both the Enrollment Form and the Direct Debit Authorization Form can be obtained by calling the Plan Administrator at 1-800-368-5948 (toll free) or online at www.computershare.com/investor. Each form must then be mailed to the Plan Administrator at the address provided below (see Question 8).

New participants choosing to make their initial optional cash purchase through recurring automatic monthly deductions should note that the automatic monthly deductions will continue indefinitely beyond the initial investment unless the Plan Administrator is notified to discontinue such deductions. Please see Question 12 for further information on optional cash purchases.
The minimum initial investment for new participants is $250. Once you are a Plan participant, the minimum monthly purchase amount is $50.
If your completed Enrollment Form is received by the Plan Administrator before the next record date for the payment of dividends, then the dividends payable on your common shares held in your Plan account by the Plan Administrator on such record date will be used to purchase additional common shares.
If your completed Enrollment Form is not received by the Plan Administrator before the next record date for the payment of dividends, and if any of your common shares are not properly recorded in your Plan account by that date, the automatic reinvestment of your dividends will not start until the next following dividend payment is made by us.
Any optional cash payments submitted by you, whether as an initial investment or a subsequent investment, will, upon completion of your enrollment in the Plan, be invested as described in Question 12.

8.
Who administers the Plan?

The Plan is administered by Computershare Trust Company, N.A., which performs many of the ministerial tasks required in connection with the Plan, such as:
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holding common shares for the Plan in its name or the name of its nominee;

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corresponding with Plan participants;

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distributing the Plan prospectus, Enrollment Forms and other documents;

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maintaining accounts for participants;

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providing statements of account to participants on a regular basis;

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effecting stock and cash withdrawals by participants and terminations by participants;

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processing proxy materials for common shares held under the Plan;

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collecting and holding voluntary cash payments by participants; and

•
if purchases are to be made on the open market, funding such trades to the broker who will effect the purchases.

All transaction requests and inquiries should be sent to:
Computershare Trust Company, N.A.
P.O. Box 505000 Louisville, KY 40233-5000
Telephone: 1-800-368-5948 (Toll free and inside the U.S. and Canada)
1-781-575-4223 (Outside the U.S. and Canada)
Web: www.computershare.com/investor
9.
What does it cost to participate?

Your costs for participating in the Plan are as follows:
•
If common shares are purchased directly from us, you will not be charged any service or per share fees.

•
If common shares are purchased on behalf of the Plan in open-market transactions, you will be charged a per share fee of  $0.05 for each share purchased. The decision regarding whether shares of our stock will be purchased directly from us or on the open market will be made by us in our sole discretion.

•
If you sell your common shares via a batch order sale, a market order sale, a day limit order sale or a good-til-canceled (GTC) order sale through the Plan, you will be charged a service fee of $25 per sale and a per share fee of  $0.12 for each share sold.

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An additional fee of  $25 will be charged if the assistance of a Customer Service Representative is required when selling your shares through the Plan.

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Inquiries by you or on your behalf that require our personnel to research non-current records (such as requests for prior year account statements) will be subject to a research charge at a rate of  $25 per hour. Research time will be recorded in fifteen minute increments.

Per share fees include any applicable brokerage commissions that the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The fee structure is subject to change. If there are changes in the fee structure, we will notify participants in advance of the effective date of the changes.
10.
What are the dividend payment options?

As a participant in the Plan, you may elect to reinvest all, part or none of the dividends paid on your common shares. Your preference should be indicated on the Enrollment Form. If you complete and return an Enrollment Form without selecting one of these three options, all of your dividends will be automatically reinvested in our common shares.

Full Dividend Reinvestment.   You may elect to reinvest all of your cash dividends by designating your election on your Enrollment Form. Dividends paid on all shares registered in your name in share certificate form and/or credited to your account will be reinvested under the Plan in additional common shares. Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends.
Partial Dividends Paid in Cash.   You may elect to receive part of your dividends in cash by designating your election on your Enrollment Form. If you elect partial dividend reinvestment, you must specify the number of whole shares for which you want to receive cash dividends. Dividends paid on all other shares registered in your name in share certificate form and/or credited to your account will be reinvested under the Plan in additional common shares.
All Dividends Paid in Cash (No Dividend Reinvestment).   You may elect to receive all of your dividends in cash by designating your election on your Enrollment Form. Dividends paid on all shares registered in your name in certificate form and/or credited to your account will be paid in cash. Dividends paid in cash will be sent to you by check or by direct deposit (as you may elect) in the manner in which such dividends are sent to stockholders of the Company.
11.
If I reinvest dividends, will I still owe taxes on the amount reinvested?

Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your account will be included in information provided both to you and the Internal Revenue Service, which we refer to as the IRS. You will be treated for federal income tax purposes as having received a dividend on the related date of purchase of common shares under the Plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 33.
12.
How are optional cash purchases made?

New investors may make an initial cash purchase when enrolling in the Plan in either of the following ways:
•
Visiting the Plan Administrator’s website at www.computershare.com/investor, and following the instructions provided for opening a Plan account online. You will be asked to complete an Online Enrollment Form and to submit an initial optional cash purchase between $250 and $10,000. To make an initial investment you may authorize a one-time online bank debit from your U.S. bank account or you may authorize a minimum of five (5) consecutive recurring monthly automatic deductions of at least $50 each from your U.S. bank account.

•
Completing and signing an Enrollment Form and submitting an initial investment in the amount between $250 and $10,000. To make an initial investment in this manner, you may enclose a check, payable in U.S. funds and drawn against a U.S. bank, to “Computershare,” or you may complete a direct debit authorization form and authorize a minimum of five consecutive recurring monthly automatic deductions of at least $50 each from your U.S. bank account and follow the instructions provided.

The minimum initial investment is $250, and the maximum initial investment is $10,000. New investors choosing to make their initial optional cash purchase through recurring automatic monthly deductions should note that the automatic monthly deductions will continue indefinitely beyond the initial investment unless the Plan Administrator is notified to discontinue such deductions.
As a Plan participant, you may also make optional cash purchases of our common shares. The minimum cash purchase accepted per transaction (after your initial enrollment) is $50 per calendar month, and you may make purchases up to a maximum of  $10,000 per calendar month unless we grant a Request for Waiver. The purchase, less any applicable fees as set forth in Question 9, will be applied toward the purchase of shares for your account on the applicable Purchase Date (see Question 15).
You may make optional cash purchases by choosing among the following three options:
•
Check Investment.   You may make optional cash payments by sending to the Plan Administrator a check for the purchase of additional shares. The check must be made payable to “Computershare” in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that it can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. The Plan Administrator will not accept cash, money orders, traveler’s checks or third-party checks. All checks should be sent to the Plan Administrator at the address listed on the tear-off form section attached to each account statement you receive, or if making an investment when enrolling, with your Enrollment Form.
•
Online Investment.   At any time, participants may make optional cash investments through the Plan Administrator’s website, www.computershare.com/investor, by authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. You should refer to the online confirmation for the account debit date and investment date.

•
Recurring Automatic Investment from a U.S. Bank Account.   As an alternative to sending checks, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank. You may elect the recurring automatic deduction option by completing and signing a direct debit authorization form and returning this form to the Plan Administrator, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional direct debit authorization forms are available through the Plan Administrator. You may also enroll online through www.computershare.com/investor. Your direct debit authorization forms will be processed and will become effective as promptly as practical. You should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the ninth day of each month or the next business day if the ninth is not a business day and will be invested on the applicable Purchase Date (see Question 15). Recurring automatic investments will continue at the level you set until you instruct the Plan Administrator otherwise. You may change the amount of money or terminate automatic deductions by either calling the Plan Administrator directly at 1-800-368-5948 (toll free) or by completing and submitting to the Plan Administrator a new direct debit authorization form or online at www.computershare.com/investor. To be effective for a particular investment date, the Plan Administrator must receive your new instructions at least six business days before the applicable Purchase Date (see Question 15).

Your cash purchases may be commingled by the Plan Administrator with dividends and with other participants’ cash purchases for the purpose of buying common shares. You cannot specify the prices or timing of purchases, select the broker or dealer through or from whom purchases are to be made or make any other limitations on the purchase of shares other than those specified under these terms and conditions. No interest will be paid on optional cash purchases pending investment.
We may adjust all minimum and maximum plan investment amounts at our discretion from time to time.
13.
How do I make optional cash investments in excess of  $10,000 per month (Requests for Waiver)?

Investments in excess of  $10,000 per month may be made only pursuant to our acceptance of a request to make an optional cash investment in excess of  $10,000, which we refer to as a Request for Waiver. We expect to receive Requests for Waiver from financial intermediaries, including brokers and dealers, and other participants from time to time, and do not expect Requests for Waivers in amounts less than $1,000,000.
We have the sole discretion to approve, reduce or reject any Request for Waiver, in whole or in part, based on any criteria that we deem relevant, including the following:
•
our need for additional funds;

•
our desire to obtain such additional funds through the sale of our common shares as compared to other sources of funds; and

•
the purchase price likely to apply to any sale of our common shares.

We will decide whether to approve a submitted Request for Waiver within three business days of the receipt of the request. If you do not receive a response from us in connection with your request during that period, you should assume that we have denied your request.
If a request is approved, funds must be received by the Plan Administrator by wire transfer no later than 3:00 P.M., Eastern time, one business day prior to the first day of the applicable Pricing Period, as described below. We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of  $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any Request for Waiver. To obtain a Request for Waiver form or additional information, a participant may call us at (410) 427-1700. Completed request forms should be electronically submitted directly to us at “Attn: DSPP Waiver Request” at waiver.request@omegahealthcare.com or such other address for delivery as we may establish from time to time.
Purchase Price of Shares for Optional Cash Investments in Excess of  $10,000.   Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein, including the establishment of a Threshold Price and a Waiver Discount, as more fully described below. If we grant your request to purchase shares pursuant to a Request for Waiver, there will be a “Pricing Period,” which will generally consist of one to 15 consecutive separate trading days on the NYSE, to be determined at our discretion. Each of these separate trading days will be a “Purchase Date,” and an equal proportion of your optional cash investment will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The “Purchase Price” for shares acquired on a particular Purchase Date will be equal to 100% (subject to change as provided below) of VWAP, rounded to four decimal places, of our common shares obtained from Bloomberg for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date. For example, if a cash investment of  $1,000,000 is made pursuant to an approved Request for Waiver, and the Pricing Period consists of ten trading days, there would be ten separate investments, each for $100,000, beginning on the Pricing Period commencement date and continuing for ten trading days. The number of shares purchased for each Purchase Date would be calculated by dividing the proportionate amount of the approved waiver request amount, in this example $100,000, by the VWAP obtained from Bloomberg, LP, rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date, less any Waiver Discount. Plan shares will not be available to Plan participants until the conclusion of each Pricing Period or investment, unless we activate the Continuous Settlement Feature (as described below).
The Plan Administrator will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of common shares on each Purchase Date of the applicable Pricing Period.
Threshold Price.   For any given Pricing Period, we may establish a minimum price, or “Threshold Price,” applicable to optional cash purchases made pursuant to a Request for Waiver. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.
If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the VWAP, rounded to four decimal places, of our common shares obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for each trading day of such Pricing Period (not adjusted for discounts, if any) must equal or exceed. Except as provided below, we will exclude from the Pricing Period any trading day that the VWAP is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of our common shares are made on the NYSE. For example, if the Threshold Price is not met for two of the trading days in a 10 day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the Pricing Period Extension Feature for the Pricing Period (as described below).
Pricing Period Extension Feature.   We may elect to activate for any particular Pricing Period the “Pricing Period Extension Feature” which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which there are no trades of our common shares reported by the NYSE, subject to a maximum of five trading days. If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common shares were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Purchase Dates in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.
Continuous Settlement Feature.   If we elect to activate the Continuous Settlement Feature, shares will be available to participants within three business days of each Purchase Date beginning on the first trading day in the applicable Pricing Period and ending on the final trading day in the applicable Pricing Period, with an equal amount being invested on each such day, subject to the qualifications set forth above. We may elect to activate the Continuous Settlement Feature at the time of the Request for Waiver form acceptance.
Return of Unsubscribed Funds.   We will return a portion of each optional cash investment, provided the total optional cash investment is in excess of  $10,000, for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no trades of our common shares are reported on the NYSE, which we refer to as unsubscribed funds. Any unsubscribed funds will be returned within three business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days on which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period. For example, the returned amount in a 10 day Pricing Period will equal one-tenth (1∕10) of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.
The establishment of the Threshold Price and the possible return of a portion of the investment applies only to optional cash investments in excess of  $10,000. Setting a Threshold Price for a particular Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period.
Waiver Discount.   We may establish a discount from the market price applicable to optional cash investments in excess of  $10,000 made pursuant to a Request for Waiver. This discount, which we also refer to as the “Waiver Discount,” may be between 0% and 3% of the purchase price and may vary for each Pricing Period and for each optional cash investment.
The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common shares as compared to other sources of funds, current and projected capital needs and other factors that we determine in our sole discretion. Setting a Waiver Discount for a particular Pricing Period shall not affect the setting of a Waiver Discount for any other Pricing Period. The Waiver Discount will apply only to optional cash investments of more than $10,000 (or other applicable maximum monthly amount). The Waiver Discount will apply to the entire optional cash investment and not just the portion of the optional cash investment that exceeds $10,000.
14.
What is the source of our common shares purchased through the Plan?

Shares will be purchased by the Plan Administrator:
•
directly from us—either in the form of newly issued shares or treasury shares;

•
from parties other than us, through open market transactions; or

•
using a combination of direct purchases and open market transactions;

in each case, at our sole discretion.
We may also, without prior notice to participants, change our determination as to whether common shares will be purchased by the Plan Administrator directly from us or in the open market or in privately negotiated transactions.
Share purchases in the open market may be made on any stock exchange where our common shares are traded or in privately negotiated transactions on such terms as the Plan Administrator may reasonably determine. Neither Omega nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the Plan Administrator and no one, other than the Plan Administrator, may select the broker or dealer through or from whom purchases are to be made.
We presently expect that most shares will be purchased directly from us in the form of either newly issued shares or treasury shares.
15.
When will shares be purchased under the Plan?

The “Purchase Date” is the date or dates on which the Plan Administrator purchases common shares for the Plan, as described below.
Dividend Reinvestments.   If the Plan Administrator acquires shares directly from us, it will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such dividend funds on the dividend payment date (and any succeeding NYSE trading days necessary to complete the order). If the dividend payment date falls on a day that is not a NYSE trading day, then the investment will occur on the next NYSE trading day. In addition, if the dividend is payable on a day when optional cash payments are to be invested, dividend funds may be commingled with any such pending cash investments and a combined order may be executed. If the Plan Administrator acquires shares from parties other than us through open market transactions, such purchases will occur during a period beginning on the day that would be deemed the Purchase Date if the shares were acquired directly from us (the dividend payment date or, if the dividend payment date falls on a day that is not a NYSE trading day, the next NYSE trading day) and ending no later than 30 days following the date on which we paid the applicable cash dividend, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. The record date associated with a particular dividend is referred to in this Plan as a dividend record date.
Initial and Optional Cash Investments up to and including $10,000.   If the Plan Administrator acquires shares directly from us, then the Purchase Date for cash investments up to and including $10,000 will be on the 15th calendar day of each month, or the next NYSE trading day if the 15th day is not a NYSE trading day. If the Plan Administrator acquires shares from third parties other than us through open market transactions, it will attempt to buy our common shares in the open market through a registered broker-dealer or privately negotiated transaction. Such purchases will begin on the day that would be deemed the Purchase Date if the shares were acquired directly from us (the 15th calendar day of each month, or if the 15th day is not a NYSE trading day, the next NYSE trading day) and will be completed no later than 35 days following such date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations.
Optional cash investments made by check must be received by the Plan Administrator on or before the business day prior to the next Purchase Date (as described in this Question 15). No interest will be paid on payments received and held pending investment by the Plan Administrator.
Initial and optional cash investments received after the applicable investment date deadline will be applied to purchase shares on the following Purchase Date. The Plan Administrator will commingle all funds received from participants. Once you have placed your order, you may only request a cash refund or otherwise change your order if your request is received by the Plan Administrator at least 2 business days prior to any Purchase Date. No interest will be paid on funds pending investment held by the Plan Administrator.

Initial and Optional Cash Investments in Excess of  $10,000.   The Purchase Dates for optional cash purchases in excess of  $10,000 per month are discussed in Question 13.
16.
At what price will shares be purchased?

The price of shares for dividend reinvestment will be determined as follows:
•
If the shares are purchased in the open market, the Plan Administrator may combine a Participant’s funds with funds of other Participants and generally will batch purchase types (cash dividends and optional cash investments) for separate execution by its broker. At the Plan Administrator’s discretion, these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of our common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of our common stock purchased for each Participant’s account, whether purchased with reinvested cash dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for shares of our common stock purchased by the Plan Administrator’s broker on that investment date.

•
If the shares are purchased from us, the purchase price will be the VWAP price obtained from Bloomberg, rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date, less any discount.

The price of shares for optional cash purchases of less than $10,000 will be determined as follows:
•
If the shares are purchased in the open market, the Plan Administrator may combine a Participant’s funds with funds of other Participants and generally will batch purchase types (cash dividends and optional cash investments) for separate execution by its broker. At the Plan Administrator’s discretion, these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of our common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of our common stock purchased for each Participant’s account, whether purchased with reinvested cash dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for shares of our common stock purchased by the Plan Administrator’s broker on that investment date.

•
If the shares are purchased from us, the purchase price will be the VWAP price obtained from Bloomberg, rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date.

The purchase price for optional cash investments in excess of  $10,000 per month is discussed in Question 13.
17.
Will fractional shares be purchased?

If any dividend or optional cash investment is not sufficient to purchase a whole share, a fractional share equivalent will be credited to your Plan account. Dividends will be paid on the fraction and will be reinvested or paid in cash in accordance with your standing instructions.
18.
How are payments with “insufficient funds” handled?

In the event that any check, electronic funds transfer or other deposit is returned unpaid for any reason or your pre-designated U.S. bank account does not have sufficient funds for a recurring automatic debit, the Plan Administrator will consider the request for investment of that purchase null and void. The Plan Administrator will immediately remove from your Plan account any shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $35 charge for any check, electronic funds transfer or other deposit that is returned unpaid by your bank. This fee will be collected by the Plan Administrator through the sale of the number of shares from your Plan account necessary to satisfy the fee.
19.
Will interest be paid on Plan accounts?

No. Interest will not be paid on Plan accounts or on any amounts held pending investment.
20.
Who will hold the additional shares purchased through the Plan?

Shares purchased through the Plan are held in safekeeping in book-entry form on the Plan Administrator’s records. The number of shares (including fractional interests) held for each participant will be shown on each account statement. Keeping shares in book-entry form protects against certificate loss, theft and destruction.
21.
Will stock certificates be issued for shares held under the Plan?

The Plan Administrator will not issue certificates for shares that you purchase under the Plan. Your account statement will show the number of shares credited to your Plan account in “book-entry” form. This service protects against the loss, theft or destruction of certificates evidencing shares.
22.
May I add my physical Omega common shares to my Plan account for safekeeping?

You may send all common stock certificates that you hold to the Plan Administrator for safekeeping. The safekeeping of share certificates offers the advantage of protection against loss, theft or destruction of certificates as well as convenience if and when shares are sold through the Plan. All shares represented by certificates will be kept for safekeeping and credited to your Plan account in “book-entry” form and combined with any full and fractional shares then held by the Plan for you. If you wish to deposit certificates for your common shares, you must mail them along with a request to the Plan Administrator to hold your certificates for safekeeping. The certificates should not be endorsed. Any certificates sent to the Plan Administrator should be sent registered or certified mail, return receipt requested and properly insured, as you bear the risk for certificates stolen or lost in transit.
23.
How may I sell shares I hold through the Plan?

You have four choices when making a sale, depending on how you submit your sale request, as follows:
•
Market Order.   A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Center or by calling the Plan Administrator directly at 1-800-368-5948 (toll free). Market order sale requests received at www.computershare.com/investor through Investor Center or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at 1-800-368-5948 (toll free). If your market order sale was not filled and you still want the shares sold, you will need to re-enter the sale request. The price with respect to each market order will be the market price for such order obtained by the Plan Administrator’s broker, less a transaction fee of  $25 per sale and a per share fee of  $0.12 for each share sold.

•
Batch Order.   A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the

Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. The Plan Administrator will seek to sell shares in round lot (100 shares) transactions. For this purpose the Plan Administrator may combine each selling Plan participant’s shares with those of other selling participants. In every case of a batch order sale, the price to each selling Plan participant will be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a transaction fee of  $25 per sale and a per share fee of  $0.12 for each share sold.
•
Day Limit Order.   A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948 (toll free). Each day limit order sale will incur a transaction fee of  $25 per sale and a per share fee of  $0.12 for each share sold.

•
Good-Til-Cancelled (GTC) Limit Order.   A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948 (toll free). Each GTC limit order sale will incur a transaction fee of  $25 per sale and a per share fee of  $0.12 for each share sold.

Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The Plan Administrator may, for various reasons, require a sales request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. All sales requests processed over the telephone will entail an additional fee of  $15 if the assistance of a Customer Service Representative is required when selling shares.
You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.
If you elect to sell shares online at www.computershare.com/investor through the Investor Center, you may utilize the Plan Administrator’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, to which you must agree online.
The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, if you elect to sell shares through the Plan Administrator, you will not have any authority or power to direct the time or price at which shares for the program are sold (except for prices specified for day limit orders or GTC limit orders), and only the Plan Administrator will select the broker(s) or dealer(s) through or from whom sales are to be made.

Alternatively, you may choose to sell your shares through a broker-dealer of your choice, in which case you should contact your broker about transferring shares from your Plan account to your brokerage account. You may be charged a fee by your broker.
24.
Can I transfer shares that I hold in the Plan to someone else?

Yes. You may transfer ownership of some or all of your shares held through the Plan. You may call the Plan Administrator at 1-800-368-5948 (toll free) for complete transfer instructions. You may also obtain information about transferring your shares through the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide. You may transfer shares to new or existing Omega stockholders. You may not transfer fractional shares unless you are transferring all of your shares.
25.
I have just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please visit the Plan Administrator’s website at www.computershare.com/investor, call the Plan Administrator at 1-800-368-5948 (toll free) or write to the Plan Administrator at the address provided in Question 8.
26.
How may I modify or close my Plan account?

Changing Dividend Options.   You may change dividend options by visiting the Plan Administrator’s website at www.computershare.com/investor, calling the Plan Administrator at 1-800-368-5948 (toll free) or writing to the Plan Administrator at the address provided above (see Question 8). To be effective for a specific dividend, the Plan Administrator must receive any change before the record date for such dividend.
Stopping Dividend Reinvestment.   You may stop a reinvestment of cash dividends at any time by visiting the Plan Administrator’s website at www.computershare.com/investor, calling the Plan Administrator at 1-800-368-5948 (toll free) or writing to the Plan Administrator at the address provided above (see Question 8). If notice to stop dividends is received near a record date for a dividend payment, the Plan Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the discontinuing Participant. If such dividend is reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to the Participant, less any applicable fees. After processing your request to stop a dividend reinvestment, any shares credited to your account under the Plan will continue to be held in book-entry form. Dividends on any shares held in book-entry form, and on any shares you hold in share certificate form, will be paid in cash by check or by direct deposit, as you may elect.
Closing your Plan account.   You may discontinue your participation in the Plan at any time by visiting the Plan Administrator’s website at www.computershare.com/investor, calling the Plan Administrator at 1-800-368-5948 (toll free) or writing to the Plan Administrator at the address provided above (see Question 8). Upon receipt, the Plan Administrator, in accordance with your instructions, will either (a) discontinue the reinvestment of the dividends paid on the shares enrolled and/or held in your Plan account, but continue to hold whole shares in book entry form on your behalf and issue a cash payment for any cash in lieu of a fractional share less applicable fees; (b) transfer to you the whole shares credited to your Plan account into a book-entry Direct Registration System account and issue a cash payment for any cash in lieu of a fractional share less applicable fees; or (c) sell the whole shares credited to your Plan account as described in Question 23 and issue a cash payment for the proceeds plus any cash in lieu of a fractional share, less applicable fees. If notice to close your Plan account is received near a record date for a dividend payment, the Plan Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the discontinuing Participant. If such dividend is reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to the Participant, less any applicable fees.
27.
Are there any other limits on the purchase of common shares under the Plan?

Our charter restricts the number of shares that may be owned by stockholders. Generally, for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities and constructive ownership among specified family members) at any time during the last half of a taxable year. The shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year. In order to maintain our qualification as a REIT, our charter contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.
Our charter generally provides that any person (not just individuals) holding more than 9.8% in number of shares or value, of the outstanding shares of any class or series of our common shares or preferred shares, which we refer to as the Ownership Limit, may be subject to forfeiture of the shares owned in excess of the Ownership Limit. We refer to the shares in excess of the Ownership Limit as Excess Shares. The Excess Shares may be transferred to a trust for the benefit of one or more charitable beneficiaries. The trustee of that trust would have the right to vote the voting Excess Shares, and dividends on the Excess Shares would be payable to the trustee for the benefit of the charitable beneficiaries. Holders of Excess Shares would be entitled to compensation for their Excess Shares, but that compensation may be less than the price they paid for the Excess Shares. Persons who hold Excess Shares or who intend to acquire Excess Shares must provide written notice to us.
28.
What reports will I receive?

Easy to read statements of your calendar year-to-date account activity will be sent to you promptly after the settlement of each transaction, which will simplify your record keeping. Each statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and the applicable fees, as well as any activity associated with share deposits, transfers or withdrawals. The statement will also include specific cost basis information in accordance with applicable law. These statements are a record of your Plan account activity and identify your cumulative share position. Please notify the Plan Administrator promptly if your address changes. In addition, you will receive copies of the same communications sent to all other holders of our common shares, such as our annual reports and proxy statements. You will also receive any IRS information returns, if required. If you prefer, and if such materials are available online, you may consent to receive communications from us electronically over the Internet. Instead of receiving materials by mail, you will receive an electronic notice to the e-mail address of record, notifying you of the availability of our materials and instructing you on how to view and act on them. Please retain all transaction statements for tax purposes as there may be a fee for reconstructing past history.
29.
What if Omega issues a share dividend or declares a share split or rights offering?

Any share dividends or split shares distributed by us to you will be based on both the common shares registered in your name in certificate form and the shares (whole and fractional) credited to your Plan account. Such share dividend or share split shares will be added to your Plan account in book-entry form. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction. In the event of a rights offering, you will receive rights based upon the total number of whole shares you own, whether the shares are held in the form of a physical certificate or held in a Plan account. Any transactions under the Plan may be curtailed or suspended until the completion of any share dividend, share split or other corporate action.
30.
How do I vote my Plan shares at stockholders’ meetings?

In connection with any meeting of our stockholders, you will receive proxy materials either online or by mail based on your preference. Such material will include a proxy card representing both the shares for which you hold physical certificates and the shares held in your Plan account. Those shares will only be voted as you indicate on your executed proxy whether submitted by telephone, online or through the mail. If you sign and return the proxy card and no voting instructions are given with respect to any item on the proxy card, all of your shares will be voted in accordance with our recommendations. This is the same procedure that is followed for all other stockholders who return signed proxy cards and do not provide instructions. If you do not return the proxy card, or if you do not sign it, none of your shares will be voted. As an alternative to returning your proxy card, you may also vote all of your shares in person at the stockholders’ meeting.

31.
Can the Plan be changed?

We may suspend, modify or terminate the Plan at any time in our sole discretion. All participants will receive notice following any such suspension, modification or termination. Amendments may include our appointment of a successor Plan Administrator, who will have full power and authority to deliver services pursuant to the Plan or any separate replacement service program. If the Plan is terminated, whole shares will continue to be held in book-entry form in your Plan account or distributed in certificate form at our sole discretion. A cash payment will be made for any fractional share, less any applicable fees.
The Plan Administrator also may terminate your Plan account if you do not own at least one whole share. In the event your Plan account is terminated for this reason, a check for the cash value of the fractional share will be sent to you, less any applicable fees, and your account will be closed.
32.
What are the responsibilities of Omega and the Plan Administrator under the Plan?

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act or omission to act, which was done in good faith, including any claim of liability (1) arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment participation from a qualified representative of the deceased or (2) with respect to the prices or times at which shares are purchased or sold for you. The Plan Administrator will have no liability for failed executions due to reasons beyond the Plan Administrator control.
You should recognize that neither Omega nor the Plan Administrator can assure you of a profit or protect you against a loss on shares purchased through the Plan. You must make independent investment and participation decisions based on your own judgment and research as you alone bear the risk of fluctuations in the market value of our common shares. You bear the risk of loss in value and you enjoy the benefits of gains from market price changes with respect to all of your shares.
33.
What are the material federal income tax consequences of participating in the Plan?

The following is a brief summary of the material U.S. federal income tax consequences of participation in the Plan as of the date of this document. This summary, however, does not reflect every situation that could result from participation in the Plan, and we advise you to consult your own tax and other advisors for information about your specific situation. This summary does not address the tax implications of our taxation as a REIT or your ownership and disposition of common shares of a REIT, including the effect of distributions made in respect of such shares. A more detailed discussion of the federal taxation of us and our stockholders is provided in our annual report on Form 10-K for the year ended December 31, 2018.
In addition to reading the following brief summary, please also review “Additional Material U.S. Federal Income Tax Considerations” for more information regarding the U.S. federal income tax consequences of participation in the Plan.
Amounts Treated as a Distribution.
•
A participant who participates in the dividend reinvestment feature of the Plan will be treated for federal income tax purposes as having received as a distribution an amount equal to the sum of  (a) the fair market value of the shares acquired directly from us with reinvested dividends (such value being determined on the date the shares were acquired with reinvested dividends), (b) any cash distributions received by the Plan Administrator for the purpose of acquiring additional shares on your behalf, and (c) any cash distributions received by you with respect to common shares not included in the Plan.

•
A participant who participates in the dividend reinvestment feature of the Plan and makes an optional cash purchase of common shares under the Plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant.

•
The IRS has indicated in private letter rulings (which are applicable only to the taxpayer to whom the ruling is issued) that a participant who does not participate in the dividend reinvestment feature of the Plan and only makes an optional cash purchase of common stock under the Plan will not be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant.
•
To the extent that we pay per share fees with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the Plan Administrator, participants will be treated as receiving their proportionate amount of the per share fees as distributions in addition to the amounts described above. Plan administrative costs paid by us, however, should not result in a constructive distribution to Plan participants. Per share fees include any applicable brokerage commissions that the Plan Administrator is required to pay.

•
The total amount of your distributions will be reported to you and to the IRS on the appropriate tax form shortly after the end of each year.

Character of Distributions.
•
The amounts treated as distributions to stockholders as described above constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as a “capital gain” dividend and except in other limited circumstances).

•
To the extent distributions are in excess of our earnings and profits, the distributions will be treated first as a tax-free return of capital to the extent of your tax basis in our common shares and, to the extent in excess of your basis, will be taxable as a gain realized from the sale of your common shares.

•
Distributions to corporate stockholders, including amounts taxable as dividends to corporate stockholders, will not be eligible for the corporate dividends-received deduction.

•
Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally are not “qualified dividend income” and will continue to be taxed as ordinary income up to the maximum applicable rate and investment income surtax. However, stockholders, other than corporations, will be entitled to a deduction equal to the lesser of 20% of taxable dividends received from a REIT or 20% of the taxpayer’s taxable income during any taxable year beginning after December 31, 2017 and ending before January 1, 2026.

•
Lower tax rates may apply to our distributions that are received by a stockholder that is an individual or, in certain cases, a trust or estate and that we designate as capital gains or identify as qualified dividend income or as from sources on which corporate income tax has been paid.

Tax Basis and Holding Period of Shares Acquired Pursuant to the Plan.
•
Your tax basis in common shares acquired directly from us with reinvested cash distributions under the Plan will be equal to the fair market value of such shares as of the date of distribution. Your tax basis in additional common shares acquired under the Plan with optional cash investments should be equal to the amount of such optional cash investments plus the amount, if any, treated as a distribution to you. Your tax basis in common shares purchased on your behalf by the Plan Administrator in the open market or privately negotiated transactions will be equal to the cost of such shares plus your proportionate amount of per share fees paid by us in connection with such purchase.

•
Your holding period for common shares acquired with reinvested cash distributions generally will commence on the day after the dividend payment date. If, however, the shares are acquired with optional cash investments or are purchased with reinvested cash distributions by the Plan Administrator on your behalf, the holding period will commence on the day after the date of purchase.

Effect of Withholding Requirements.
•
Under certain conditions, we or the Plan Administrator may be required to deduct as “backup withholding” twenty-four percent (24%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the Plan.

•
Similarly, the Plan Administrator may be required to deduct backup withholding from all proceeds from sales of common shares held in your account.

•
Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the Plan will be reduced by the backup withholding amount.

Foreign Stockholder Participation.
•
If you are a foreign stockholder you need to provide the required federal income certifications to establish your status as a foreign stockholder so that backup withholding as described above does not apply to you.

•
You also need to provide the required certifications if you wish to: (a) claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence and (b) establish compliance with or an exemption from withholding under sections 1471 through 1474 of the Code.

•
If you are a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in common shares will be credited to your account.

34.
Can I pledge my Plan shares?

You may not pledge or assign book-entry shares held in your Plan account.
35.
Am I protected against losses?

Your investment in the Plan is no different from any investment in shares held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.
Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.
Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus supplement and on the forms that are designed to accompany each investment or activity.
In addition, the Purchase Price for shares acquired through the Plan will vary and cannot be predicted. The Purchase Price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell—both as to timing and pricing terms and related expenses—or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment.
Other important factors and risks are identified in Question 36 and in the section of this prospectus supplement entitled “Risk Factors.” You are encouraged to review these risk factors carefully.

36.
What other risks will I face through my participation in the Plan?

The following summary identifies several of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.
•
There is no price protection for your shares in the Plan.   Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

•
The Purchase Price for shares purchased or sold under the Plan will vary.   The Purchase Price for any shares that you purchase or sell under the Plan will vary and cannot be predicted. You may purchase or sell shares at a Purchase Price that is different from (more or less than) the price that you would face if you acquired or sold shares on the open market on the related dividend payment date or Purchase Date, or sale date, as appropriate.

•
We may not be able to pay dividends.   To qualify as a REIT, we must distribute to our stockholders at least 90% of our REIT taxable income each year. This distribution requirement limits our ability to maintain future dividend payments if earnings decline. The requirements to qualify for REIT tax status are complex and technical, and we may not be able to qualify for reasons beyond our control. If we are unable to qualify for REIT tax status, then we may not be able to make distributions to our stockholders.

•
You will not earn any interest on your dividends or cash pending investment.   No interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment or disbursement.

•
The market price for our common shares varies, and you should purchase shares for long-term investment only.   Although our common shares currently are traded on the NYSE, we cannot assure you that there will, at any time in the future, be an active trading market for our common shares. Even if there is an active trading market for our common shares, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common shares.

Other important factors and risks are identified in the section of this prospectus supplement titled “Risk Factors.” You are encouraged to review these risk factors carefully.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. Because shares of our common stock trade on the New York Stock Exchange, which we refer to as the NYSE, you may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to our filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, which we have previously filed with the SEC*:
•
our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019;

•
our Quarterly Reports on Form 10-Qs for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 8, 2019 and November 8, 2019, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on January 1, 2019, February 6, 2019, May 17, 2019, June 11, 2019, September 12, 2019, September 20, 2019 and December 20, 2019; and

•
those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 24, 2019specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of the filing of such documents, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus supplement or accompanying prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
These documents contain important information about our financial condition. You may obtain copies of any documents incorporated by reference in this prospectus supplement from us, from the SEC or from the SEC’s website as described below. Documents incorporated by reference are available without charge from us, excluding exhibits thereto, unless we have specifically incorporated by reference such exhibits in this prospectus supplement. Any person, including any beneficial owner, to whom this prospectus supplement is delivered, may obtain documents incorporated by reference in, but not delivered with, this prospectus supplement by requesting them from us in writing or by telephone at Omega Healthcare Investors, Inc., Attention: Matthew Gourmand, 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, telephone number (410) 427-1700. You may also access our filings free of charge on our website at www.omegahealthcare.com, or at the website maintained by the SEC at www.sec.gov. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

USE OF PROCEEDS
Unless otherwise indicated by us from time to time, we intend to use the net proceeds from any sale of common shares for general business purposes. We have no basis for estimating either the number of common shares that will be ultimately purchased directly from us, if any, under the Plan or the prices at which such common shares will be sold. If the Plan Administrator purchases common shares in the open market under the Plan, we will not receive any proceeds.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material federal income tax considerations applicable to participation in the Plan, which is for general information only and is not tax advice. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date of this prospectus supplement. Future legislation, Treasury Regulations, administrative interpretations or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change. We have not received, nor do we intend to seek, a private letter ruling from the IRS regarding the Plan. This discussion does not purport to deal with all aspects of taxation that may be relevant to you in light of your personal investment circumstances, or if you are a type of investor (including insurance companies, tax-exempt organizations, entities treated as pass-through entities for U.S. federal income tax purposes, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) that is subject to special treatment under the federal income tax laws.
This summary does not address tax considerations regarding our taxation as a REIT or your ownership and disposition of common shares of a REIT. A more detailed discussion of the federal taxation of us and our stockholders is provided in our annual report on form 10-K for the year ended December 31, 2018, or in later documents incorporated by reference.
Amounts Treated as a Distribution.
Although the treatment of dividend reinvestment programs is not entirely clear, if you participate in the dividend reinvestment program under the Plan, it is expected that you will be treated for federal income tax purposes as having received as a distribution, an amount equal to the sum of  (a) the fair market value of the shares on the date the shares were acquired directly from us with reinvested dividends, (b) any cash distributions received by the Plan Administrator for the purpose of acquiring additional shares on your behalf, and (c) any cash distributions received by you with respect to common shares not included in the Plan. When shares are purchased directly from us, the amount of the distribution treated as received by you will be the fair market value of the shares on the dividend reinvestment date, even if you acquired such shares at a discount. When shares are purchased by the Plan Administrator on your behalf, the amount of the distribution treated as received by you will be an amount equal to the cash distribution received by the Plan Administrator for the purchase of such shares.
A participant who participates in the dividend reinvestment feature of the Plan and makes an optional cash purchase of common stock under the Plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant. Any distributions which the participant is treated as receiving in connection with the optional cash purchase would be taxable income or gain, or would reduce his or her basis in common stock, or some combination thereof, under the rules described below. The IRS has indicated in private letter rulings that a participant who does not participate in a dividend reinvestment feature of a plan and only makes an optional cash purchase of common stock under the plan will not be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant. Although private letter rulings may provide some indication of the view of the IRS with respect to a particular tax issue, private letter rulings only may be relied upon by the taxpayer to whom the private letter ruling is issued.
Under the Plan, we will bear Plan administrative costs related to the acquisition of, but not the sale of, shares of our common stock under the Plan. Plan administrative costs paid by us should not result in a constructive distribution to Plan participants. Per share fees paid by a corporation with respect to open market or privately negotiated purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan are generally treated as constructive distributions to the participants, and the payment of these fees is generally subject to income tax in the same manner as distributions. Accordingly, to the extent that we pay any per share fees with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the Plan Administrator, participants will be treated as receiving their proportionate amount of the per share fees as distributions in addition to the amounts described above. Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay.
The total amount of your distributions will be reported to you and to the IRS on the appropriate tax form shortly after the end of each year.
Character of Distributions.
The amounts treated as distributions to stockholders as described above constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as a “capital gain” dividend and except in other limited circumstances). To the extent distributions are in excess of our earnings and profits, the distributions will be treated first as a tax-free return of capital to the extent of your tax basis in our common shares and, to the extent in excess of your basis, will be taxable as a gain realized from the sale of your common shares. Distributions to corporate stockholders, including amounts taxable as dividends to corporate stockholders, will not be eligible for the corporate dividends-received deduction.
Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally are not “qualified dividend income” and will continue to be taxed as ordinary income up to the maximum applicable rate. However, stockholders, other than corporations, will be entitled to a deduction equal to the lesser of 20% of taxable dividends received from a REIT or 20% of the taxpayer’s taxable income during any taxable year beginning after December 31, 2017 and ending before January 1, 2026.
In addition, lower tax rates may apply to our distributions that are received by a stockholder that is an individual or, in certain cases, a trust or estate and that we designate as capital gain or identify as qualified dividend income or as from sources on which corporate income tax has been paid, as described below:
a.
designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions generally continue to be subject to tax at a 25% rate);

b.
attributable to dividends received by us from non-REIT corporations or other taxable REIT subsidiaries (including our taxable REIT subsidiaries); and

c.
attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

Tax Basis and Holding Period of Shares Acquired Pursuant to the Plan.
Your tax basis in common shares acquired directly from us with reinvested dividends under the Plan will be equal to the fair market value of such shares as of the date of distribution. Your tax basis in common shares purchased on your behalf by the Plan Administrator in the open market or privately negotiated transactions will be equal to the cost of such shares plus your proportionate amount of commissions paid by us in connection with such purchase.
Your tax basis in additional common shares acquired under the Plan with optional cash investments should be equal to the sum of the amount of such optional cash investments, the amount, if any, treated as a distribution to you resulting from the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant and your proportionate amount of commissions paid by us in connection with such purchase.
Your holding period for common shares acquired with reinvested cash distributions generally will commence on the day after the dividend payment date. If, however, the shares are acquired with optional cash investments or are purchased with reinvested cash distributions in the open market or in privately negotiated transactions, the holding period will commence on the day after the date of purchase.

Receipt of Shares Previously Credited to Your Plan Account.
You will not recognize gain or loss for U.S. federal income tax purposes upon your receipt of certificates for shares previously credited to your Plan account. However, you will generally recognize gain or loss when you sell or exchange shares received from the Plan or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount that you receive for such fractional share interest or such shares and your tax basis in such fractional share interest or shares.
Effect of Withholding Requirements.
We or the Plan Administrator may be required to deduct as “backup withholding” on all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the Plan. The applicable backup withholding rate is 24% as of the date of this prospectus supplement. The backup withholding rate may change in the future. Similarly, the Plan Administrator may be required to deduct backup withholding from all proceeds from sales of common shares held in your account. You are subject to backup withholding if: (a) you have failed properly to furnish us and the Plan Administrator with your correct tax identification number (TIN); (b) the IRS or a broker notifies us or the Plan Administrator that the TIN furnished by you is incorrect; (c) the IRS or a broker notifies us or the Plan Administrator that backup withholding should be commenced because you failed to properly report all taxable interest and dividends paid to you; or (d) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the Plan will be reduced by the backup withholding amount.
Medicare Tax.
A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will including dividends on Omega’s stock and capital gains from the sale or other disposition of Omega’s stock.
Foreign Stockholder Participation.
If you are a foreign stockholder you need to provide the required federal income certifications to establish your status as a foreign stockholder so that backup withholding as described above does not apply to you. You also need to provide the required certifications if you wish to: (a) claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence and (b) establish compliance with or an exemption from withholding under sections 1471 through 1474 of the Code (such sections commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”). If you are a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in common shares will be credited to your account.
FOR FURTHER INFORMATION AS TO THE TAX CONSEQUENCES TO PARTICIPANTS IN THE PLAN, INCLUDING STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR. THE ABOVE DISCUSSION IS BASED ON FEDERAL INCOME TAX LAWS IN EFFECT AS OF THE DATE HEREOF. ALL PARTICIPANTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE IMPACT OF ANY FUTURE LEGISLATIVE PROPOSALS OR LEGISLATION ENACTED AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT.

PLAN OF DISTRIBUTION
Except to the extent the Plan Administrator purchases our common shares in privately negotiated or open market transactions, we will sell directly to the Plan Administrator the common shares acquired by participants under the Plan. The shares, including shares acquired pursuant to Request for Waiver forms, may be resold in market transactions on any national securities exchange on which our common shares trade or in privately negotiated transactions. Our common shares currently are listed on the NYSE.
Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the $10,000 allowable maximum pursuant to Request for Waiver forms on behalf of participants in the Plan that may be engaged in the securities business. In deciding whether to approve a Request for Waiver form, we may consider relevant factors including, among other things, those factors discussed in Question 13.
We may sell common shares through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person’s, resale or distribution of shares acquired pursuant to the Plan. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to Request for Waiver forms.
Subject to the availability of shares of our common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments. In connection with any reinvestment of dividends or option cash investments in which the Plan Administrator purchases common shares on the open market or in privately negotiated transactions, you will pay per share fees (which include any applicable brokerage commissions the Plan Administrator is required to pay). You will also pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan. See Question 9 for a description of fees payable by participants in the Plan.

CERTAIN LEGAL MATTERS
Certain legal matters in connection with this offering have been passed upon for us by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia. The validity of the common stock offered by this prospectus supplement and the accompanying prospectus and certain matters under Maryland law have been passed upon for us by Shapiro Sher Guinot & Sandler, P.A.
EXPERTS
The consolidated financial statements of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein), and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of OHI Healthcare Properties Limited Partnership appearing in OHI Healthcare Properties Limited Partnership’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein), and the effectiveness of OHI Healthcare Properties Limited Partnership’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of OHI Healthcare Properties Limited Partnership’s internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Preferred Stock • Common Stock • Warrants • Units
We may offer from time to time our preferred stock, common stock, warrants or units consisting of securities covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time.
This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.
Shares of our common stock are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “OHI.” The closing price of our common stock as reported by the NYSE on August 28, 2018, was $32.91 per share. Unless we state otherwise in a prospectus supplement, we will not list any preferred stock, warrants or units on any securities exchange.
Our principal executive offices are located at 303 International Circle, Suite 200, Hunt Valley, MD 21030, and our telephone number is (410) 427-1700.
Investing in the securities involves risks. See the “Risk Factors” section of this prospectus. Before buying the securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, which we refer to as the SEC, which is incorporated by reference in this prospectus. See “Available Information.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer the securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering. We may offer the securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock, at prevailing market prices at the time of the sale or prices related to prevailing market prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is August 31, 2018.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this automatic shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus and the applicable prospectus supplement(s) in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplements. We have not authorized anyone to provide you with different information. Therefore, if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries, including OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, which we refer to as the Operating Partnership.
AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. You may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
This prospectus constitutes part of a registration statement on Form S-3 filed by Omega Healthcare Investors, Inc. under the Securities Act. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information regarding Omega Healthcare Investors, Inc., investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
•
Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018;

•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed with the SEC on May 10, 2018 and August 8, 2018, respectively;

•
Current Reports on Form 8-K* filed on, May 1, 2018, and June 11, 2018;

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 1992, and any amendments or reports filed for the purpose of updating that description; and

•
our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on June 8, 2018 and filed with the Commission on April 30, 2018.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
Omega Healthcare Investors, Inc.
303 International Circle
Suite 200
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700
CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close our anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to stockholders; our investment and financing opportunities and plans; our continued qualification as a Real Estate Investment Trust (“REIT”); and our ability to access capital markets or other sources of funds. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus.

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to:
(i)
those items discussed under “Risk Factors” herein and under “Risk Factors” in Part I, Item 1A to our annual reports on Form 10-K and as supplemented from time to time in Part II, Item 1A to our quarterly reports on Form 10-Q;

(ii)
uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

(iii)
the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

(iv)
our ability to re-lease, otherwise transition, or sell underperforming assets on a timely basis and on terms that allow us to realize the carrying value of these assets;

(v)
our ability to sell assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets;

(vi)
the availability and cost of capital to us;

(vii)
changes in our credit ratings and the ratings of our debt securities;

(viii)
competition in the financing of healthcare facilities;

(ix)
regulatory and other changes in the healthcare sector;

(x)
changes in the financial position of our operators;

(xi)
the effect of economic and market conditions generally and, particularly, in the healthcare industry;

(xii)
changes in interest rates;

(xiii)
the amount and yield of any additional investments;

(xiv)
changes in tax laws and regulations affecting REITs;

(xv)
the potential impact of changes in the skilled nursing facility and assisted living facility markets or local real estate conditions on our ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; and

(xvi)
our ability to maintain our status as a REIT.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified by the cautionary statements. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business that are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2017, and as supplemented in Part II, Item lA to our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, each of which is hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in our securities. See “Available Information” and “Incorporation of Certain Information by Reference.”

THE COMPANY
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in income producing healthcare facilities, principally long-term care facilities located in the United States and the United Kingdom. We provide lease or mortgage financing to qualified operators of skilled nursing facilities, which we refer to as SNFs, and, to a lesser extent, assisted living facilities, which we refer to as ALFs, independent living facilities and rehabilitation and acute care facilities, which we refer to as specialty facilities. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods.
We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, an operating partnership that is a subsidiary of Omega, which we refer to as the Operating Partnership. Omega is the sole general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of June 30, 2018, Omega owned approximately 96% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 4% of the units.
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive offices are located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our Company is set forth in documents on file with the SEC and incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Available Information.”
Our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are accessible free of charge on our website at www.omegahealthcare.com. Information on our website does not constitute part of this prospectus.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES
The table below sets forth our ratio of earnings to combined fixed charges for the periods indicated. We have calculated the ratio of earnings to combined fixed charges by adding net income to fixed charges and dividing that sum by such fixed charges. Earnings consist of income plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and gains and losses related to retiring certain debt early.
	Year Ended December 31, 2017					Six Months Ended June 30, 2018
	2013	2014	2015	2016	2017
Earnings / combined fixed charges and preferred dividends coverage ratio	2.9x	2.7x	2.2x	3.1x	1.4x	2.6x

DESCRIPTION OF SECURITIES
We may issue from time to time, in one or more offerings, the following securities:
•
shares of our preferred stock, par value $1.00 per share, in one or more series;

•
shares of our common stock, par value $0.10 per share;

•
warrants to purchase preferred stock, common stock or any combination thereof; or

•
any combination of the foregoing, either individually or as units.

This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities, including the initial offering price and the net proceeds to us, will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered to the extent so required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus or other offering materials that we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Available Information” and “Incorporation of Certain Information By Reference.”
DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of relevant Maryland law, including the Maryland General Corporation Law, which we refer to as the MGCL. The terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the articles supplementary that establishes a particular series of preferred stock in its entirety. We urge you to read at that time the articles supplementary because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The articles supplementary will be filed with the State Department of Assessments and Taxation of the State of Maryland of the State of Maryland and with the SEC.
As of August 9, 2018, our authorized capital stock consisted of 350,000,000 shares of common stock, par value $0.10 per share and 20,000,000 shares of preferred stock, par value $1.00 per share. As of August 9, 2018, there were 200,335,705 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.
Common Stock
All shares of our common stock participate equally in dividends payable to stockholders of our common stock when and as declared by our board of directors and in net assets available for distribution to stockholders of our common stock on liquidation or dissolution; have one vote per share on all matters submitted to a vote of the stockholders; and do not have cumulative voting rights in the election of directors. All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock issued pursuant to this prospectus, will be fully paid and non-assessable. Holders of our common stock do not have preference, conversion, exchange or preemptive rights. We may issue additional shares of authorized common stock without stockholder approval, subject to applicable rules of the NYSE.
Computershare Trust Company, N.A. is the registrar and transfer agent for our common stock. Our common stock is listed on the NYSE under the symbol “OHI.”

Preferred Stock
Under our charter, our board of directors has the authority to authorize from time to time, without further stockholder action, the issuance of shares of our preferred stock, in one or more series as the board of directors shall deem appropriate, and to fix the rights, powers and restrictions of the preferred stock by resolution and the filing of an amendment to our charter, including but not limited to the designation of the following:
•
the number of shares constituting such series and the distinctive designation thereof;

•
the voting rights, if any, of such series;

•
the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

•
whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

•
the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Company;

•
the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of equity shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and

•
any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical to each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our charter, or as may be fixed by our board of directors as described above. We may from time to time amend our charter to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company.
Transfer and Ownership Restrictions
To qualify as a REIT under the Internal Revenue Code of 1985, as amended, which we refer to as the Code, we must satisfy certain criteria, including:
•
not more than 50% in value of our outstanding capital stock may be directly or beneficially owned (after application of certain rules relating to the attribution of stock ownership) by five or fewer individuals during the last half of a taxable year (commonly referred to as the “5/50 Standard”); and

•
our capital stock must be owned (without regard to attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (commonly referred to as the “100 Stockholder Rule”).

To ensure that we meet the Code’s requirements for a REIT, our charter, as amended:
•
restricts any person from beneficially or constructively owning our capital stock in any manner that would cause us to fail to qualify as a REIT;

•
provides our board of directors with the authority to allow certain persons to own more than 9.8% of our capital stock subject to certain limitations and requirements intended to ensure compliance with the 5/50 Standard and the 100 Stockholder Rule;

•
prohibits any transfer that would cause us to have fewer than 100 stockholders, and treat any such purported transfer as void ab initio;

•
with respect to certain transactions that would violate the ownership limitations (other than transactions that violate the 100 Stockholder Rule), requires the automatic transfer of the subject shares of our capital stock to a trust that allows the purchasing stockholder generally to recoup up to the amount invested and the distribution of any excess amounts to a charitable beneficiary, and require that the trustee sell the shares to a person whose ownership would not violate the ownership limitations; and

•
provides that the purchase price per share for shares held in trust equal the lesser of  (a) the price paid by the prohibited transferee for the shares (or, in the case of a gift, devise or similar transfer, the market price of the shares) on the day that the prohibited transfer occurs, or (b) the market price per share on the date of the sale received by the trustee from the sale or other disposition of the shares, in either case reduced by the amount of any dividends or other distributions on those shares received by the prohibited transferee.

All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.
Anti-Takeover Protections
The following is a description of certain provisions included in our charter, bylaws and Maryland law that may have the effect of discouraging unilateral tender offers or other takeover proposals that stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The following provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board of directors believes, however, that these provisions may help assure fair treatment of our stockholders and preserve our assets. These provisions may require persons seeking control of the Company to negotiate with our board of directors regarding the price to be paid for our shares required to obtain control, promote continuity and stability, and enhance the Company’s ability to pursue long-term strategies.
Charter and Bylaws
Our charter and bylaws contain certain provisions, including the provisions described below, that may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our charter and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our charter and bylaws. If you would like to read our charter or bylaws, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Available Information.”

Size of Board.   Our charter specifies that the number of directors shall be six, which number may be increased or decreased as provided in the bylaws, but shall not be less than five nor more than thirteen. Our current board of directors, by resolution of the board, is fixed at nine directors.
Election of Directors.   A director is generally elected by the vote of a majority of the votes cast at the meeting at which the election is held, except that, in case of a contested election, directors are elected by the vote of a plurality of the votes present in person or represented by proxy at the meeting. For one of our stockholders to nominate a candidate for director, our bylaws require that such stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must describe various matters regarding the nominee, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made. Our charter does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then-outstanding shares of common stock can elect all of the directors of the class then being elected at that meeting of stockholders.
Removal of Directors.   Our charter and bylaws provide that stockholders may remove a director only “for cause” and with the affirmative vote of not less than two-thirds of the-then outstanding shares of our capital stock entitled to vote, subject to any rights of holders of any outstanding series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances.
Filling Vacancies.   Our bylaws provide that any vacancies on the board of directors, including vacancies by reason of an increase in the number of directors, whether or not sufficient to constitute a quorum, may be filled by a majority vote of the directors then in office even if the remaining directors do not constitute a quorum.
Limitations on Stockholder Action by Written Consent.   Our bylaws provide that, except for the election of directors, action may be taken without a meeting of stockholders only if all of the stockholders entitled to vote with respect to the subject matter thereof consent in writing or by electronic transmission to such action being taken or (in respect to the adoption of new bylaws or the amendment or repeal of the existing bylaws) by a written consent of the holders of a majority of the outstanding shares entitled to vote. The election of directors may not be undertaken by written consent.
Limitations on Calling Stockholder Meetings.   Under our bylaws, special meetings of the stockholders may be called by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or president, or, subject to the satisfaction of certain procedural and informational requirements by the stockholders requiring the meeting, by our secretary upon written request of holders of not less than a majority of the votes entitled to be cast on the business proposed.
Advance Notice Bylaw; Proposal and Nomination Information Requirements.   For a stockholder to bring a proposal before an annual meeting, including director nominations, our bylaws require that the stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting. Each proponent of a matter to be considered at a stockholder meeting and each stockholder nominating a director must furnish certain information, including his or her ownership of common stock, options or any short positions related to our common stock and any fees such proponent stands to earn based on the value of the common stock or derivatives related to the common stock. Each director nominated by a stockholder must certify that he or she is not a party to, and will not become a party to, any agreement with any person or entity in connection with service or action as a director. Such director nominee must also submit a completed director questionnaire provided by us.
Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.
Certain Amendments to our Charter and Bylaws.   The provisions of our charter governing certain business combinations and governing ownership limitations and excess shares may not be amended without the board declaring the amendment advisable and the approval of 80% of the outstanding shares of our capital stock entitled to vote. Our bylaws may be amended, altered, changed or repealed by (1) a majority of all the outstanding shares of capital stock entitled to vote, unless the bylaws provide that a higher voting requirement applies, or (2) a majority of our board of directors.

Business Combinations.   Our charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder of 10% or more of our outstanding voting stock, which we refer to as a Related Person, be approved by the affirmative vote of at least 80% of our outstanding voting shares. A “business combination” is defined in our charter as:
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any merger or consolidation of the Company with or into a Related Person;

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any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of the assets of the Company (including without limitation any voting securities of a subsidiary) to a Related Person;

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any merger or consolidation of a Related Person with or into the Company;

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any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company;

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the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) of the Company to a Related Person; and

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any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.
Maryland Law
Maryland “Unsolicited Takeovers” under Subtitle 8 of Title 3.   The “Unsolicited Takeovers” provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board of directors;

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a two-thirds vote requirement to remove a director;

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a requirement that the number of directors be fixed only by a vote of directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full terms of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

We have elected to be subject to the requirement that a vacancy on the board of directors be filled by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. Accordingly, the stockholders may not fill any vacancy upon the board of directors.
The other Subtitle 8 elections are not currently relevant to us because existing provisions in our charter and bylaws (unrelated to Subtitle 8) already make us subject to the two-thirds vote requirement for removing a director, a requirement that the number of directors be fixed only by a vote of directors, a majority requirement for the calling of a special meeting of stockholders, and (until the 2017 annual meeting of stockholders) a classified board of directors. We, nevertheless, retain our right to opt in to any of the other provisions of Subtitle 8.
Maryland Business Combination Act.   Pursuant to Section 5.09 of our charter, we have opted out of Maryland’s statutory “business combination” provisions under the Maryland Business Combination Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to endorse to our stockholders an articles supplementary opting into the statutory business combination provisions. An alteration or repeal of the charter’s “opt out” provision, however, would not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
If we were to opt into the Maryland Business Combination Act, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
For a description of the Business Combinations provision included in our charter, see “Charter and Bylaws — Business Combinations” above.
Maryland Control Share Acquisition Act.   Pursuant to Section 5.09 of our charter, we have opted out of Maryland’s statutory “control share acquisition” provisions under the Maryland Control Share Acquisition Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to endorse to our stockholders an articles supplementary opting into the statutory control share acquisition provisions. An alteration or repeal of the charter’s “opt out” provision, however, would not have any effect on any control share acquisitions that have been consummated or upon any agreements existing at the time of such modification or repeal.
The Maryland Control Share Acquisition Act, if and when applicable to us, would provide that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock, that, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise direct or indirect voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more, but less than one-third of all voting power;

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one-third or more, but less than a majority of all voting power; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the direct or indirect acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the corporation’s receipt of demand to consider the voting rights of the shares. If no request for a special meeting is made, the corporation itself may present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.
Duties of Directors with Respect to Unsolicited Takeovers.   Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond on behalf of the corporation to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase preferred stock or common stock or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to the warrants being offered.
A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:
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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the currencies in which the price or prices of the warrants may be payable;

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the designation, amount and terms of the preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants, including adjustments in the exercise price;

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information with respect to book-entry procedures, if any;

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a discussion of any material Federal income tax considerations; and

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any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrants in this prospectus are summaries of the material provisions that will appear in the applicable agreements. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any warrants or warrant units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants or any warrant units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information.”
DESCRIPTION OF UNITS
We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units that we are offering will specify the material terms of the units, including one or more of the following:
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the material terms of the units and of the securities making up the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities making up the units;

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any special federal income tax considerations applicable to the units; and

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any material provisions of the governing unit agreement that differ from those described above.

The descriptions of the units in this prospectus are summaries of the material provisions that will appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information.”

THE OPERATING PARTNERSHIP
The following is a description of our Operating Partnership and certain of the terms of the Partnership Agreement of our Operating Partnership. For more detail, you should refer to the Partnership Agreement itself, which we have filed with the SEC.
We conduct substantially all of our operations and make substantially all of our investments through the Operating Partnership. As the sole general partner of the Operating Partnership, Omega has exclusive control over the Operating Partnership’s day-to-day management, the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Operating Partnership, and all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Operating Partnership. All such decisions or actions made or taken by the general partner pursuant to the partnership agreement of the Operating Partnership are binding upon the Operating Partnership and all of its partners.
The partnership agreement of the Operating Partnership requires that the Operating Partnership be operated in a manner that enables us (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains), including through the incurrence of debt to fund required distributions and (3) to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
Pursuant to the partnership agreement of the Operating Partnership, holders of units of limited partnership interests in the Operating Partnership have redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash (or shares of Omega common stock, at the election of the general partner), as is more specifically detailed in the Partnership Agreement.
U.S. FEDERAL INCOME TAX CONSIDERATIONS
Consequences of an Investment in Our Securities
The following is a general summary of material U.S. federal income tax considerations applicable to us, and to the purchasers of our securities and our election to be taxed as a REIT. It is not tax advice. The summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to a particular stockholder in view of any person’s particular circumstances, nor is it intended to represent a detailed description of the U.S. federal income tax consequences applicable to stockholders subject to special treatment under the federal income tax laws such as insurance companies, tax-exempt organizations, financial institutions, securities broker-dealers, investors in pass-through entities, expatriates and taxpayers subject to alternative minimum taxation.
The following discussion relating to an investment in our securities was based on consultations with Bryan Cave Leighton Paisner LLP, our counsel. In the opinion of Bryan Cave Leighton Paisner LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations, and assumptions upon which the discussion is based are accurate), accurately represents the material U.S. federal income tax considerations relevant to purchasers of our securities. Bryan Cave Leighton Paisner LLP has not rendered any opinion regarding any effect of such issuance on purchasers of our securities. The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The information in this section is based on the Code; current, temporary, and proposed Treasury regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and court decisions, in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings.

Taxation of Omega
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with our taxable year ended December 31, 1992. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in a manner that will allow us to maintain our qualification as a REIT, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.
The sections of the Code that govern the federal income tax treatment of a REIT are highly technical and complex. The following sets forth the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.
In the opinion of Bryan Cave Leighton Paisner LLP, which opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, we were organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters concerning our business and properties. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Bryan Cave Leighton Paisner LLP on an ongoing basis. Accordingly, no assurance can be given that the various results of our operation for any particular taxable year will satisfy such requirements. Further, such requirements may be changed, perhaps retroactively, by legislative or administrative actions at any time. We have neither sought nor obtained any formal ruling from the IRS regarding our qualification as a REIT and presently have no plan to apply for any such ruling. See “Failure to Qualify.”
If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and the stockholder levels) that generally results from an investment in a corporation. However, we will be subject to certain federal income taxes as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains; provided, however, that if we have a net capital gain, we will be taxed at regular corporate rates on our undistributed REIT taxable income, computed without regard to net capital gain and the deduction for capital gains dividends, plus a 35% tax on undistributed net capital gain, if our tax as thus computed is less than the tax computed in the regular manner. Second, if we have (i) net income from the sale or other disposition of  “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest regular corporate rate on such income. Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by us, (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax. Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability. Fifth, if we should fail to distribute by the end of each year at least the sum of  (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Sixth, we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, which we refer to as a TRS, that are not conducted on an arm’s-length basis. Seventh, if we acquire any asset that is defined as a “built-in gain asset” from a C corporation that is not a REIT (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, which is defined as the “recognition period,” then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset on the date such asset was acquired by us over (b) our adjusted basis in such asset on such date), our recognized gain will be subject to tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that we will not make an election pursuant to Treasury Regulations Section 1.337(d)-7(c)(5).
Requirements for Qualification.   The Code defines a REIT as a domestic corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company as defined in provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half year of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its annual distributions to stockholders. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6). We may avoid disqualification as a REIT for a failure to satisfy any of these tests if such failure is due to reasonable cause and not willful neglect, and we pay a penalty of  $50,000 for each such failure.
Income Tests.   To maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including generally “rents from real property,” interest on mortgages on real property and gains on sale of real property and real property mortgages, other than property described in Section 1221(a)(1) of the Code) and income derived from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest, and gain from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of the rent must not be based in whole or in part on the income or profits of any person. However, any amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than rent from a tenant that is a TRS that meets the requirements described below) will not qualify as “rents from real property” in satisfying the gross income tests if we or an owner (actually or constructively) of 10% or more of the value of our stock, actually or constructively owns 10% or more of such tenant, which is defined as a related party tenant, taking into account certain complex attribution rules. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may directly provide a minimal amount of  “non-customary” services to the tenants of a property as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property. A modification of a mortgage loan, if it is deemed significant for income tax purposes, could be considered to be the deemed issuance of a new mortgage loan that is subject to re-testing under these rules, with the possible re-characterization of the mortgage interest on such loan as non-qualifying income for purposes of the 75% gross income test (but not the 95% gross income test, which is discussed below), as well as non-qualifying assets under the asset test (discussed below) and the deemed exchange of the modified loan for the new loan could result in imposition of the 100% prohibited transaction tax (also discussed below). IRS guidance provides relief in the case of certain existing mortgage loans held by a REIT that are modified in response to these market conditions such that (i) the modified mortgage loan need not be re-tested for purposes of determining whether the income from the mortgage loan continues to be qualified income for purposes of the 75% gross income test or whether the mortgage loan retains its character as a qualified REIT asset for purposes of the asset test (discussed below), and (ii) the modification of the loan will not be treated as a prohibited transaction. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief. We monitor our mortgage loans and direct financing leases for compliance with the above rules.
Prohibited Transactions.   We will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is primarily held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. The terms of these safe-harbor provisions relate primarily to the number and/or amount of properties disposed of by a REIT, the period of time the property has been held by the REIT, and/or aggregate expenditures made by the REIT with respect to the property being disposed of. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property is treated as qualifying for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

Such property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer (for a total of up to six years) if an extension is granted by the Secretary of the Treasury. In the case of a “qualified health care property” acquired solely as a result of termination of a lease, but not in connection with default or an imminent default on the lease, the initial grace period terminates at the end of the second (rather than third) taxable year following the year in which the REIT acquired the property (unless the REIT establishes the need for and the Secretary of the Treasury grants one or more extensions, not exceeding six years in total, including the original two-year period, to provide for the orderly leasing or liquidation of the REIT’s interest in the qualified health care property). This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

The definition of foreclosure property includes any “qualified health care property,” as defined in Code Section 856(e)(6) acquired by us as the result of the termination or expiration of a lease of such property. We have from time to time operated qualified healthcare facilities acquired in this manner for up to two years (or longer if an extension was granted). However, we do not currently own any property with respect to which we have made foreclosure property elections. Properties that we had acquired in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Code Section 856(e). Gross income from foreclosure properties was classified as “good income” for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as “good” for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations to comply with certain REIT requirements. In certain cases, we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we utilized an eligible independent contractor to conduct day-to-day operations to comply with certain REIT requirements. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we would fail to qualify as a REIT. Through our 2017 taxable year, we had not paid any tax on our foreclosure property because those properties had been producing losses. We cannot predict whether, in the future, our income from foreclosure property will be significant and whether we could be required to pay a significant amount of tax on that income.
Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Accordingly, our income and gain from our interest rate swap agreements generally is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. For tax years beginning after 2004, we were no longer required to include income from hedging transactions in gross income (i.e., not included in either the numerator or the denominator) for purposes of the 95% gross income test and we are no longer required to include in gross income (i.e., not included in either the numerator or the denominator) for purposes of the 75% gross income test any gross income from any hedging transaction entered into after July 30, 2008. We did not engage in hedging transactions in 2013, 2014 or 2015. In 2016, we entered into interest rate swap agreements that effectively fix the interest rate on $250 million of term loan debt at 3.8005% per annum beginning December 30, 2016 through its maturity date and extension options, subject to adjustments based on our consolidated leverage ratio. We believe that we have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
TRS Income.   A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% prior to 2018) of the value of a REIT’s assets may consist of securities of one or more TRSs. Prior to 2009, a TRS was not permitted to directly or indirectly (i) operate or manage a health care (or lodging) facility, or (ii) provide to any other person (under a franchise, license, or otherwise) rights to any brand name under which a health care (or lodging) facility is operated. Beginning in 2009, TRSs became permitted to own or lease a health care facility provided that the facility is operated and managed by rents receive an “eligible independent contractor.” A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the new rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s operators that are not conducted on an arm’s-length basis. As stated above, we do not lease any of our facilities to any of our TRSs.
Failure to Satisfy Income Tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability and we would file a schedule with descriptions of each item of gross income that caused the failure.
Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by (i) real estate assets (including (i) our allocable share of real estate assets held by partnerships in which we own an interest, (ii) stock or debt instruments held for less than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company), and (iii) debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e. a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934)), cash, cash items and government securities. Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. Fourth, no more than 20% (25% prior to 2018) of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e. real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
For purposes of the second and third asset tests, the term “securities” does not include our equity or debt securities of a qualified REIT subsidiary, a TRS, or equity interest in any partnership, but does include our proportionate share of any securities held of any partnership of which we are a partner. Furthermore, for purposes of determining whether we own more than 10% of the value of only one issuer’s outstanding securities, the term “securities” does not include: (i) any loan to an individual or an estate; (ii) any Code Section 467 rental agreement; (iii) any obligation to pay rents from real property; (iv) certain government issued securities; (v) any security issued by another REIT; and (vi) our debt securities in any partnership, not otherwise excepted under (i) through (v) above, (A) to the extent of our interest as a partner in the partnership or (B) if 75% of the partnership’s gross income is derived from sources described in the 75% income test set forth above.
We may own up to 100% of the stock of one or more TRSs. However, overall, no more than 20% (25% prior to 2018) of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test.
If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset for purposes of the 75% test. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. As discussed above under the 75% gross income test, IRS guidance provides relief from re-testing certain mortgage loans held by a REIT that have been modified as a result of the current distressed market conditions with respect to real property. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.
Subject to certain de minimis exceptions, we may avoid REIT disqualification in the event of certain failures under the asset tests, provided that (i) we file a schedule with a description of each asset that caused the failure, (ii) the failure was due to reasonable cause and not willful neglect, (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification of the failure occurred (or the requirements of the rules are otherwise met within such period) and (iv) we pay a tax on the failure equal to the greater of  (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure for the period beginning on the date of the failure and ending on the date we dispose of the asset (or otherwise satisfy the requirements) multiplied by the highest applicable corporate tax rate.
Annual Distribution Requirements.   To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the excess of the sum of certain items of noncash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.
Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In addition, such distributions are required to be made pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that such class is entitled to such a preference. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. We may also be entitled to pay and deduct deficiency dividends in later years as a relief measure to correct errors in determining our taxable income. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
The availability to us of, among other things, depreciation deductions with respect to our owned facilities depends upon the treatment by us as the owner of such facilities for federal income tax purposes, and the classification of the leases with respect to such facilities as “true leases” rather than financing arrangements for federal income tax purposes. The questions of whether we are the owner of such facilities and the leases are true leases for federal tax purposes, are essentially factual matters. We believe that we will be treated as the owner of each of the facilities that we lease, and such leases will be treated as true leases for federal income tax purposes. However, no assurances can be given that the IRS will not successfully challenge our status as the owner of our facilities subject to leases, and the status of such leases as true leases, asserting that the purchase of the facilities by us and the leasing of such facilities merely constitute steps in secured financing transactions in which the lessees are owners of the facilities and we are merely a secured creditor. In such event, we would not be entitled to claim depreciation deductions with respect to any of the affected facilities.
Other events that could impact the determination of our taxable income (before the deduction for dividend distributions) include a change in the applicable tax laws. For example, the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted on December 22, 2017, and generally takes effect for taxable years beginning on or after January 1, 2018, made significant changes that will impact the computations of taxable income. The provisions of the Tax Act likely to have the greatest impact on the computation of our undistributed taxable income are (i) the 30% limitation on the deduction for our interest expense, which limitation may be avoided if we elect to use the alternative depreciation system to depreciate our real property and qualified improvements thereto, (ii) the provisions requiring revenue recognition in conformity with the Company’s applicable financial statements, (iii) the provisions allowing for full expensing of qualified property placed in service prior to 2022 (this deduction is reduced by 20% per year beginning in 2023), and (iv) limitations imposed on the deductibility of performance-based compensation paid to the principal executive and financial officers, and our next three (3) highest compensated officers. Other provisions that could have a lesser impact on our undistributed taxable income include, for example, additional limitations on the deductions for certain travel and entertainment expenses and lobbying expenses before local governmental bodies. Future changes in the tax laws could further impact the computation of our taxable income and adversely affect our ability to satisfy the distribution requirements set forth above. As a result, we might not be able to satisfy the 90% distribution requirement or, if such requirement is met, but we distribute less than 100% of our taxable income, we might be subject to corporate income tax or the 4% excise tax.
Reasonable Cause Savings Clause.   We may avoid disqualification in the event of a failure to meet certain requirements for REIT qualification if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of  $50,000 for each such failure. This reasonable cause safe harbor is not available for failures to meet the 95% and 75% gross income tests or the asset tests.

Failure to Qualify
If we fail to qualify as a REIT in any taxable year, and the reasonable cause relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible and our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of current and accumulated earnings and profits. However, in such a case, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to dividends that we make, and in the case of an individual, trust, or an estate, dividends are treated the same as capital gain income, which currently is subject to a maximum income tax rate that is lower than regular income tax rates. In addition, in the case of an individual, trust or an estate, to the extent such taxpayer’s unearned income (including dividends) exceeds certain threshold amounts, the Medicare Tax on unearned income also will apply to dividend income. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify could result in our incurring indebtedness or liquidating investments in order to pay the resulting taxes.
Other Tax Matters
We own and operate a number of properties through subsidiaries and the classification of such subsidiaries varies for federal income tax purposes as described in this section. Some of these subsidiaries elected to be taxed as REITs beginning with the calendar year ending December 31, 2015. The stock of the REIT subsidiaries, and dividends received from the REIT subsidiaries, will qualify under the asset tests and income tests, respectively, as described above; provided that such subsidiaries maintain their REIT qualification.
Our REIT subsidiaries own and operate a number of properties through subsidiaries, known as qualified REIT subsidiaries, which we refer to as QRSs. Code Section 856(i) provides that a corporation that is a qualified REIT subsidiary shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the tests for REIT qualification to our REIT subsidiaries described in this prospectus under the heading “Taxation of Omega,” the QRSs will be ignored, and all assets, liabilities and items of income, deduction, and credit of such QRSs will be treated as assets, liabilities and items of income, deduction, and credit of our REIT subsidiaries.
In the case of a REIT that is a partner in a partnership (such as our Operating Partnership), such REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Taxation of Taxable U.S. Holders That Are Not Tax-Exempt
Distribution.   So long as Omega qualifies for taxation as a REIT, distributions on shares of Omega’s stock made to U.S. holders out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for corporate U.S. holders. Additionally, Omega’s ordinary dividends will generally not qualify as qualified dividend income, which, for individuals, trusts and estates, is included in the computation of net capital gain, which can be taxed at rates that are lower than ordinary income rates. Any distribution declared by Omega in October, November or December of any year on a specified date in any such month shall be treated as both paid by Omega and received by Omega’s stockholders on December 31 of that year, provided that the distribution is actually paid by Omega no later than January 31 of the following year. Distributions made by Omega in excess of accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. holder’s basis and will reduce the basis of the U.S. holder’s shares. Any distributions by Omega in excess of accumulated earnings and profits and in excess of a U.S. holder’s basis in the U.S. holder’s shares will be treated as gain from the sale of Omega’s shares. See “Disposition of Stock of Omega” below.
Qualified REIT Dividends.   Distributions that we make to our U.S. Stockholders out of current or accumulated earnings and profits that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) for tax years beginning before January 1, 2026, generally will entitle individuals, trusts and estates to the 20% pass-through deduction. Corporate stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Stockholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Stockholder’s particular circumstances. In addition, for any noncorporate U.S. Stockholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.
Capital Gains Dividends.   Distributions to U.S. holders that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed Omega’s actual net capital gain for the taxable year), without regard to the period for which a U.S. holder held Omega’s shares. However, a corporate U.S. holder, may be required to treat a portion of some capital gain dividends as ordinary income. If Omega elects to retain and pay income tax on any net long-term capital gain, each of Omega’s U.S. holders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of Omega’s U.S. holders would also receive a refundable tax credit for its proportionate share of the tax paid by Omega on such retained capital gains and increase the basis of its shares of Omega’s stock in an amount equal to the amount of includable capital gains reduced by the share of refundable tax credit.
Disposition of Stock of Omega.   Upon any taxable sale or other disposition of any shares of Omega’s stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. holder’s adjusted tax basis in these shares of Omega’s stock. This gain will be capital gain if the U.S. holder held these shares of Omega’s stock as a capital asset, which will be long-term capital gain or loss if such U.S. holder has held such shares for more than one (1) year.
3.8% Tax on Net Investment Income.   Certain U.S. holders of Omega’s stock who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on certain “net investment income,” including dividends on Omega’s stock and capital gains from the sale or other disposition of Omega’s stock.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to as UBTI. Distributions made by Omega to a U.S. holder that is a tax-exempt entity (such as an individual retirement account, which we refer to as an IRA, or a 401(k) plan) generally should not constitute UBTI, unless such tax-exempt U.S. holder has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. holder.
However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in Omega will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code.
Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a “pension-held REIT.” Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT’s gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund (including income from activities financed with “acquisition indebtedness”), to the REIT’s gross income (less direct expenses related thereto) from all sources. The special rules will not require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.
A REIT will be treated as a “pension-held REIT” if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the five or fewer test discussed above. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT’s stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT’s stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT’s stock or beneficial interests. Omega believes that it will not be treated as a pension-held REIT. However, because the shares of Omega are publicly traded, no assurance can be given that Omega is not or will not become a pension-held REIT.
Information Reporting Requirements and Backup Withholding Tax
Omega will report to its U.S. holders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Generally, backup withholding will apply to such dividends if:
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you fail to furnish a TIN in the prescribed manner;

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the IRS notifies us that the TIN furnished by you is incorrect;

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the IRS notifies us that you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or

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you fail to certify under penalties of perjury that you are not subject to backup withholding.

A U.S. holder who does not provide Omega with the holder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, Omega may be required to withhold a portion of any capital gain distributions made to U.S. holders who fail to certify their non-foreign status to Omega. Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders, and non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.
Taxation of Non-U.S. Holders
The rules governing non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in stock of Omega, including any reporting requirements.
Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”.   Distributions made by Omega to non-U.S. holders that are not attributable to gain from the sale or exchange by Omega of United States real property interests, which we refer to as USRPI, and that are not designated by Omega as capital gain dividends will be treated as ordinary income dividends to non-U.S. holders to the extent made out of current or accumulated earnings and profits of Omega. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable United States income tax treaty. Omega expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a non-U.S. holder unless a lower treaty rate applies and the non-U.S. holder has filed an applicable IRS Form W-8 with Omega, certifying the non-U.S. holder’s entitlement to treaty benefits.
If the investment in our stock is treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as a U.S. holders is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a foreign corporation that is not entitled to any treaty exemption). In general, a non-U.S. holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of our stock unless we are provided with a W-8ECI by such non-U.S. Holder.
Distributions made by Omega in excess of its current and accumulated earnings and profits to a non-U.S. holder who owns not more than 10% of the stock of Omega (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Omega’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution (i.e., 30% or lower treaty rate). However, the non-U.S. holder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of Omega’s then current and accumulated earnings and profits by filing a U.S. federal income tax return.
Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”.   So long as Omega’s stock continues to be regularly traded on an established securities market located in the United States, such as the NYSE, distributions to a non-U.S. holder holding not more than 10% at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See “Distributions Not Attributable to Gain from the Sale or Exchange of a ‘United States Real Property Interest.’”
Distributions made by Omega to non-U.S. holders that are attributable to gain from the sale or exchange of any USRPI will be taxed to a non-U.S. holder under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, provisions. Under FIRPTA, such distributions are taxed to a non-U.S. holder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. holder will be taxed on distributions made by Omega that are attributable to gain from the sale or exchange of any USRPI at the normal capital gain rates applicable to a U.S. holder. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. holder that is not entitled to a treaty exemption. Omega is required to withhold 21% of any distribution that is attributable to gain from the sale or exchange by Omega of any USRPI, whether or not designated by Omega as a capital gains dividend. Such amount is creditable against the non-U.S. holder’s FIRPTA tax liability.
Sale or Disposition of Stock of Omega.   Generally, gain recognized by a non-U.S. holder upon the sale or exchange of stock of Omega will not be subject to United States taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. The stock of Omega will not constitute a USRPI so long as Omega is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by non-U.S. holders. For purposes of determining if we are domestically-controlled, we may assume that any shareholder owing less 5% of our stock is a U.S. person unless we have actual knowledge that such shareholder is not a U.S. person. Omega believes that generally it has been and will continue to be a “domestically controlled REIT,” and therefore that the sale of stock of Omega will generally not be subject to taxation under FIRPTA. However, because the stock of Omega is publicly traded, no assurance can be given that Omega is or will continue to be a “domestically controlled REIT.”
If Omega does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a non-U.S. holder of stock of Omega would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of Omega is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling non-U.S. holder’s interest (after application of certain constructive ownership rules) in Omega is not more than 10% at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of Omega were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. holder (subject to the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock of Omega (including Omega) would be required to withhold and remit to the IRS 15% of the gross purchase price. Additionally, in such case, distributions on the stock of Omega to the extent they represent a return of capital or capital gain from the sale of the stock of Omega, rather than dividends, would be subject to a 15% withholding tax. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases:
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if the non-U.S. holder’s investment in the stock of Omega is effectively connected with a United States trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; or

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if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. holder with respect to such gain.

Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 through 1474 of the Code, which we refer to as FATCA, on certain types of payments made to certain foreign financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax must be imposed on our dividend distributions, and, commencing on January 1, 2019, a 30% withholding tax must be imposed on gross proceeds from the sale of Omega’s stock, in cases where Omega’s stock is held by or through certain foreign financial institutions (including investment funds), unless such financial institution enters into a compliance agreement with the IRS, whereby it will agree to report, on an annual basis, certain information with respect to shares in the financial institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Likewise, dividends and gross proceeds from the sale of Omega’s stock held by a non-financial non-U.S. entity will be subject to 30% withholding (as of the same dates described above with respect to financial institutions) unless such non-financial non-U.S. entity (1) certifies to Omega either that (A) the non-financial non-U.S. entity does not have a “substantial United States owner” or (B) provides Omega with the name, address and U.S. TIN of each substantial U.S. owner and (2) Omega does not know or have reason to know that the certification or information provided regarding substantial U.S. owners is incorrect. If a non-financial non-U.S. entity provides Omega with the name, address, and TIN of a substantial United States owner, Omega will provide such information to the IRS. Omega will not pay any additional amounts to any stockholders in respect of any amounts withheld.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders of our securities should recognize that the present federal income tax treatment of investment in our Company may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our Company.
State and Local Taxes
We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION
General
We may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:
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to or through underwriters for resale to purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;

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directly to one or more purchasers, through a specific bidding, auction or other process;

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through agents or dealers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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in exchange for outstanding indebtedness; or

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through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
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the terms of the offering;

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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any delayed delivery arrangements;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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privately negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

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at prices related to prevailing market prices; or

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at negotiated prices.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Market-Making, Stabilization and Other Transactions
To facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any preferred stock, warrants or units on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Omega Healthcare Investors, Inc. by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia. In addition, the description of material federal income tax consequences contained in this prospectus under the heading “U.S. Federal Income Tax Considerations” is based upon the opinion of Bryan Cave Leighton Paisner LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements and schedules of Omega Healthcare Investors, Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which are incorporated by reference in this prospectus. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
The consolidated financial statements and schedules of OHI Healthcare Properties Limited Partnership included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of its internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which are incorporated by reference in this prospectus. Such financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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